                                                      REGISTRATION NO. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT


                                     under

                           THE SECURITIES ACT OF 1933

                                TANDY CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                               75-1047710
(State or other jurisdiction of incorporation or            (I.R.S. employer identification number)
                organization)

    100 THROCKMORTON STREET, SUITE 1800, FORT WORTH, TEXAS 76102 817-415-3700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                M. C. HILL, ESQ.
             VICE PRESIDENT, CORPORATE SECRETARY AND GENERAL COUNSEL
                                TANDY CORPORATION
                       100 THROCKMORTON STREET, SUITE 1800
                             FORT WORTH, TEXAS 76102
                                  817-415-3924

            (Name, address, including zip code, and telephone number,
                                 including area
                           code, of agent for service)


                ------------------------------------------------
                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: From time to time after this
                    registration statement becomes effective.
                ------------------------------------------------


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

         If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       -----------------------------------
                         CALCULATION OF REGISTRATION FEE


    ========================= =================== ===================== ======================= =========================
                                                                        Proposed
                                                  Proposed              maximum
                                                  maximum               aggregate               Amount of
    Title of securities       Amount to be        offering price        offering                registration
    to be registered(1)       registered (2)      per share (3)         price (3)               fee
    ------------------------- ------------------- --------------------- ----------------------- -------------------------
    Common Stock
    per value
    $1 per share              3,000,000           $      37.84          $    113,520,000        $     33,488.40
    ------------------------- ------------------- --------------------- ----------------------- -------------------------

(1) Includes Preferred Stock Purchase Rights under the Tandy Corporation Shareholder Rights Agreement.

(2) If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(3) Calculated based upon the average of the high and low prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this registration statement in accordance with Rule 457 (c).

PROSPECTUS

                                TANDY CORPORATION

                                TANDY SHARES PLAN

         The Tandy Shares Plan ("Plan") of Tandy Corporation ("Tandy" or "Company") provides individual investors with a variety of services, including
(1) automatic reinvestment of cash dividends paid on shares of Tandy Corporation Common Stock ("Common Stock"), (2) a means of making optional cash investments in Common Stock of up to $150,000 per annum, (3) a free custodial service for depositing Common Stock certificates with the Plan Administrator for safekeeping, (4) a means of purchasing shares of Common Stock for others as gifts, and (5) the ability to sell shares of Common Stock through the Plan. Credit Suisse First Boston Corporation, ("Agent") is the agent for stock purchases and sales.

         The price of shares of Common Stock purchased under the Plan will be, the average cost of all shares purchased by the Plan Administrator in relation to the applicable Investment Date. The Common Stock is traded on the New York Stock Exchange. This prospectus relates to 3,000,000 shares of Common Stock.

         To the extent required by applicable law in certain jurisdictions, shares offered under the Plan are offered through the Agent.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE



                The date of this Prospectus is January 12, 1998.

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be accessed through the Commission's web site at (http://www.sec.gov) and also can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, N.W. Washington, D.C. 20549 and at the following regional offices: Citycorp 500 W. Madison, Suite 1400, Chicago, Illinois 60611 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

             The Company has filed with the Commission a registration statement on Form S-3 together with all amendments and exhibits, (the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             Incorporated herein by reference (File No. 1-5571) is the Company's Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1997, June 30, 1997 and September 30, 1997, its Current Report on Form 8-K filed January 14, 1997, its Current Report on Form 8-K filed January 22, 1997, its Current Report on Form 8-K filed on July 21, 1997, its Current Report on Form 8-K filed on August 22, 1997, its Current Report on Form 8-K filed on November 5, 1997, the description of the Company's Common Stock contained in Registration Statement No. 33-45180, the description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A and its Registration Statement on Form S-3 filed on May 16, 1997 as amended July 3, 1997 and July 31, 1997.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Plan shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, TANDY CORPORATION, 100 THROCKMORTON STREET, SUITE 1800, FORT WORTH, TEXAS 76102. TELEPHONE REQUESTS MAY BE DIRECTED TO (817) 415-3021.

                                   THE COMPANY

             The Company is a leading marketer of consumer electronics with a broad retail distribution system. The Company is engaged in marketing products and services in such diverse technologies as audio, video, telephony and personal computers. The Company markets its products primarily in the United States. The retail distribution system is comprised of the RadioShack and Computer City store chains. RadioShack distributes primarily private label electronic parts and accessories, audio/visual equipment, digital satellite systems, personal computers, cellular and conventional telephones, as well as specialized products such as scanners, electronic toys and hard to find accessories and batteries. The Computer City chain operates primarily as a "Supercenter" retail format featuring many name brand computers, software and related products.

             The Company's principal executive offices are located at 100 Throckmorton Street, Suite 1800, Fort Worth, Texas 76102. The Company's mailing address is 100 Throckmorton Street, Suite 1800, P.O. Box 17180, Fort Worth, Texas 76102 and its telephone number is (817) 415-3700.

                                TANDY SHARES PLAN

ADVANTAGES AND FEATURES

             Some of the advantages and features of the Plan which are described in this Prospectus are:

o Participants may acquire additional shares of Common Stock automatically by reinvesting their cash dividends in additional shares of Common Stock.

o Persons not presently owning shares of Common Stock may become participants by making an initial cash investment for the purchase of Common Stock of not less than $250 and not more than $150,000.

o Dividends are calculated on all full and fractional shares of Common Stock in the Plan.

o Participants may deposit their Common Stock with the Plan Administrator for safekeeping.

o Participants may direct the Plan Administrator to transfer all or a portion of their shares of Common Stock in the Plan.

o Participants may purchase shares of Common Stock for family members and others by making cash investments on their behalf and may request attractive gift certificates for presentation to the recipients.

o    Participants may sell Plan shares through the Plan.

o Personal recordkeeping is simplified by the Plan Administrator's issuance of statements indicating account activity.

                              TERMS AND CONDITIONS

PLAN ADMINISTRATION

             The  Company,  through  BankBoston,   N.  A.  c/o  Boston
Equiserve L.P. ( "Plan Administrator"), administers the Plan, keeps records, sends statements of account activity to participants and performs clerical and ministerial duties related to the Plan. The Plan Administrator purchases, sells and holds all shares of Common Stock acquired under the Plan.

             All inquiries and instructions concerning the Plan should be directed to:

             BankBoston, N. A.
             c/o Boston EquiServe
             P.O. Box 8040
             Boston, Massachusetts   02266-8040
             Phone Number:  1-888-218-4374


             You should include in all correspondence your shareholder account number, taxpayer identification number (social security number) and daytime telephone number where you may be contacted during normal working hours to facilitate a prompt response.

PLAN ENROLLMENT

             If you are currently a shareholder of record and a resident of the United States of America, you may enroll in the Plan at any time by completing and returning an application form. Requests for such forms should be directed to the Plan Administrator, either by telephone or in writing. A beneficial owner of Common Stock whose shares are registered in a name other than their own name must become a shareholder of record by having at least one of his or her shares transferred to their name in order to enroll in the Plan.

             If you are not currently a shareholder of record and you are a resident of the United States of America, you may join the Plan by paying a $10 enrollment fee and by completing and returning an application form together with an initial investment of not less than $250 and not more than $150,000, which will be used to purchase Common Stock for your account.

             Your initial investment will be invested in Common Stock on the next Investment Date, as hereinafter defined, provided that it is received by the Plan Administrator at least two business days prior to such Investment Date. Purchases of Common Stock for your account are made as soon as practicable after receipt of your initial investment, and in no event later than 20 days after receipt. Investment Dates during any month shall be determined solely at the discretion of the Plan Administrator. However, it is anticipated to be the practice of the Plan Administrator to make purchases on behalf of Plan participants two times during each month, on the 10th and 25th day of the month or following business day as applicable (the "Investment Date"). For months in which a dividend is paid, the dividend payment date is an additional Investment Date for reinvested dividend funds only.

             Application forms with initial investments must be received by the Plan Administrator at least two business days prior to the Investment Date and are subject to review by the Plan Administrator. Interest is not paid on any funds received, and funds do not earn dividends prior to their investment. Therefore, it is to your benefit to mail the funds so that they are received shortly before an Investment Date, but not less than two business days, before an Investment Date.

             As soon as practicable after completion of your initial investment, the Plan Administrator will mail to you a statement notifying you of the establishment of your account and setting forth the details of such investment. Receipt of such statement serves as notification of your enrollment in the Plan.

             The Company may elect not to offer or sell shares of Common Stock through the Plan to persons residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable state blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in the usual manner to the person and any cash payment received from such person will be returned to such person.

OPTIONAL CASH INVESTMENTS

             Once you are enrolled in the Plan, for a transaction fee of $5 per cash or money order investment or $2.50 per automatic ACH investment, you may make additional share purchases using the Plan's optional cash investment feature. The only restrictions that apply to making optional cash investments are that they be made in amounts of not less than $50 per investment nor more than $150,000 per annum inclusive of your initial investment. The Plan Administrator cannot waive these restrictions.

             The Plan Administrator will invest your funds on the next Investment Date, provided it is received at least two business days prior to that Investment Date. The Plan Administrator will invest your payment with those of other participants and apply them to the purchase of additional shares of Common Stock, which it will hold as custodian.

             As is the case with initial investments, the Company will not pay interest on any optional cash funds received and held for investment under the Plan and funds do not earn dividends prior to their investment. Therefore, it is to your benefit to mail an optional cash investment so that it is received by the Plan Administrator shortly, but not less than two business days, before an Investment Date.

REFUNDS OF INITIAL INVESTMENTS AND OPTIONAL CASH INVESTMENTS

             Upon written request, the Plan Administrator will refund your initial investment or any optional cash investment, provided your request is received by the Plan Administrator at least two business days prior to the next Investment Date. Refunds will be made within three weeks.

METHOD OF INVESTMENT

             Check or Money Order. Initial investments and optional cash investments may be made by check or money order, payable in United States dollars to BankBoston, N. A. c/o Boston EquiServe, L. P.

             Automatic Monthly Investment from Designated Plan Administrator Account. An initial investor and a Plan participant may also authorize an automatic Plan Administrator debit through an Automated Clearing House ("ACH") withdrawal. This is accomplished, on or about the 20th day of each month, from a designated United States Plan Administrator account, by completing the appropriate section of the application form or by notifying the Plan Administrator in writing.

DIVIDEND REINVESTMENT OPTIONS

             If you participate in the Plan you may designate all or a specified portion of your cash dividends to be reinvested in Company Common Stock.

             If you participate in the Plan's dividend reinvestment option, reinvestment will commence with the first cash dividend payable after the Dividend Record Date following your enrollment. Dividend Record Dates are publicly announced by the Company.

             On each applicable Investment Date, the Plan Administrator will (after deducting withholding taxes, if any) apply the cash dividends to the purchase of shares of Common Stock, on shares held by it for all participants who are reinvesting their dividends in the Plan. The Plan Administrator will credit the proportionate number of shares (computed to four decimal places without rounding) purchased by the Plan Administrator to each participant's account. The dividend reinvestment feature of the Plan has no associated transaction cost.

PURCHASE OF SHARES

             All shares of Common Stock will be purchased in the open market. The Company will not utilize newly issued Company Common Stock for Plan participants to purchase.

             The Plan Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases and may offset purchases of shares against sales of shares to be made for participants under the Plan with respect to the same Investment Date. Neither Tandy nor any affiliated purchasers will exercise any direct or indirect control or influence over the times when or prices at which the Plan Administrator may purchase Common Stock for the Plan, the amounts of shares to be purchased or the selection of a broker-dealer through which purchases for the Plan may be executed.

             The price that you will pay for any shares purchased will be the average cost of all shares purchased (initial investment, optional cash and dividend reinvestment) by the Plan Administrator in relation to the applicable Investment Date, which cost includes trading fees of $0.04 per share. Also participants will be charged a fee of $5.00 per optional cash investments made by cash or money order or $2.50 for optional investments made by monthly ACH.

             After each transaction is made, a detailed statement will be mailed to you indicating, among other things, the amount invested, the number of shares purchased, the average cost per share and fees paid.

STOCK CERTIFICATES

             All shares purchased on your behalf through the Plan will be held by the Plan Administrator in book-entry form. You can, however, at any time and without charge, be sent a certificate for all or part of the full shares credited to your Plan account by making a request in writing to the Plan Administrator.

PLAN SAFEKEEPING OPTION

             The Plan offers a safekeeping option at no cost to the Participant which permits you to deposit all Common Stock certificates held by you with the Plan Administrator for safekeeping. The advantages of participating in this service are:

o The risk associated with the loss of your stock certificates is eliminated. If your certificates are lost or stolen, you cannot sell or transfer them without first obtaining replacement certificates. This process could take several weeks and will result in cost and paperwork, both for you and for the Company.

o Certificates deposited with the Plan Administrator are treated in the same manner as shares purchased through the Plan, and may be conveniently and efficiently sold or transferred through the Plan.

             To deposit certificates into the Plan, you should send certificates, by registered and insured mail, to the Plan Administrator, with written instructions to deposit shares in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

GIFTING PLAN SHARES TO OTHERS

             You can gift Tandy Common Stock to other persons in three ways:

             1. By making an initial investment to establish an account in the recipient's name. Simply complete and submit to the Plan Administrator an application in the recipient's name together with the required initial investment of not less than $250 and not more than $150,000; or

             2. By submitting an optional cash payment in an amount of not less than $50 nor more than $150,000, on behalf of an existing Plan participant; or

             3.  By transferring shares from your account to another person.

             All accounts opened by gift will be automatically enrolled in dividend reinvestment. An attractive gift card for use in notifying the recipient is provided in the materials or by contacting the Company at 1-817-415-3022.

SALE OF SHARES

             You can sell all or part of your book-entry shares held by the Plan Administrator by furnishing the Plan Administrator with written instructions by letter signed by all registered holders. You may sell only whole shares, not fractional shares, if the sale is for less than all of the shares in your account. The Plan Administrator cannot, however, sell for you any certificated shares that you may be holding unless they are first deposited with the Plan Administrator pursuant to the Plan safekeeping option (see page 10).

             After receipt by the Plan Administrator of written instructions, sales for Plan participants are made daily at prevailing market prices at that time.

             When you sell your shares, the price per share that you will receive is the average price of all Plan shares sold by the Custodian on that day less a $15.00 transaction fee. Also deducted from the sale proceeds is your proportionate share of trading fees of $0.10 per share, transfer taxes and withholding tax, if any.

TRANSFER OF SHARES HELD IN THE PLAN

             You may change the ownership of all or part of your Plan shares through a gift, a private sale or otherwise by mailing to the Plan Administrator a properly executed Stock Assignment Form (which you can obtain from the Plan Administrator or a financial institution), a signature guarantee, and a letter of instruction.

             Unless instructed otherwise, the Plan Administrator will retain the shares, and enroll the transferee in 100% dividend reinvestment. The new participant will receive a statement showing the number of shares thus transferred and now held in his or her Plan account.

CHANGING YOUR PLAN OPTIONS

             You can change the elections you have made under the Plan at any time by providing written notice to the Plan Administrator. The Plan Administrator will accept notice from only you or a person duly authorized in writing to act on your behalf.

TERMINATION OF PLAN PARTICIPATION

             Your enrollment in the Plan may be automatically terminated if you no longer hold any certificated shares and your book-entry Plan shares total less than one full share of Common Stock. Upon automatic termination, you will be sent a check for the proceeds from the sale of the fractional share, less trading fees, transaction fee, transfer taxes and withholding tax, if any.

             With respect to the sale of fractional shares, the Plan Administrator will pay cash to you in an amount determined in the same manner as provided with respect to the sale of full shares.

             Upon termination of Plan participation, Common Stock certificates and/or checks will be sent to only you or your legal representative.

             A request to terminate participation in the Plan must be submitted in writing and received by the Plan Administrator no later than the dividend record date to be effective for that dividend, otherwise your request will be processed after the investment has been posted to your account.

SUMMARY OF PLAN OPTIONS AND FEES

         Following is a summary of the Plan options available to participants holding certificated and/or book-entry shares and fees charged:

                                                                      PARTICIPANTS HOLDING SHARES IN THE FORM OF

                                                             CERTIFICATED            CERTIFICATED AND           BOOK-ENTRY
PLAN OPTIONS                                                 SHARES ONLY             BOOK-ENTRY SHARES          SHARES ONLY
------------------------------------------------------- ----------------------- ---------------------------- ------------------
Cash Dividend Reinvestment                                       Yes                        Yes                     Yes
No Cash Dividend Reinvestment                                    Yes                        Yes                     Yes
Purchase Additional Shares with Optional Cash Investments        Yes                        Yes                     Yes
Sell Shares                                                       No              Book-Entry Shares Only            Yes
Deposit Certificates with the Plan Administrator  for            Yes             Yes - Certificated Shares Only      --
Safekeeping
Transfer Shares                                                  Yes                        Yes                     Yes
Gift Shares to Other Persons                                     Yes                        Yes                     Yes
Obtain Stock Certificates for Book-Entry Shares Held by Plan
          Administrator                                           --               Yes - Book-Entry Only            Yes

                                                               CERTIFICATED AND
PLAN FEES                                                      BOOK-ENTRY SHARES
----------------------------------------------------------------------------------------
Enrollment Fee                                           $10.00 per account enrollment
Purchase of Shares:
         Transaction Fee - Cash  or Money Order          $5.00 per purchase transaction
         Transaction Fee - ACH                           $2.50
         Trading Fee                                     $0.04 per share
Sale of Shares (partial and full):
         Transaction Fee                                 $15.00 per sale transaction
         Trading Fee                                     $0.10 per share
Reinvestment of Cash Dividends                           No Charge
Gift or Transfer of Shares                               No Charge
Safekeeping of Stock Certificates                        No Charge
Certificate Issuance                                     No Charge
Returned Checks                                          $25.00 per check
Duplicate Statements
         Current Year                                    No Charge
         Prior Year(s)                                   $10.00 flat fee per request

The Plan Administrator will deduct the applicable Plan fees from either the initial or optional investment or proceeds from a sale.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

             The amount of cash dividends paid by the Company is considered taxable income, even though reinvested under the Plan. The information return sent to you and the IRS at year-end will show as dividend income the full amount of dividends reinvested under the Plan, as well as cash dividends paid directly to you, if any. For U. S. Federal income tax purposes, the cost basis of shares of Common Stock acquired through the Plan on any given Investment Date will be determined by dividing the total of the dividends reinvested net of taxes withheld, if any, or your cash investment (initial or optional), if any, by the number of shares of Common Stock, including fractional shares, if any, acquired on your behalf by the Plan Administrator on that Investment Date.

             In the case of shareholders whose dividends are subject to U.S. Federal income tax withholding, or backup withholding, the Plan Administrator will reinvest dividends less the amount of tax required to be withheld.

             The sale of shares through the Plan will be reported to the IRS and you on Form 1099-B.

             You should consult with your tax advisor for advice applicable to your particular situation.

STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

             Any dividends in the form of shares of stock and any shares resulting from a stock split on shares held of record by the Plan Administrator will be added proportionately to your account. In the event that the Company makes available to its holders of Common Stock rights to subscribe to additional shares, debentures or other securities, you will receive such rights based upon the total number of whole shares credited to your account.

VOTING RIGHTS

             A proxy card will be mailed to you representing the shares of Common Stock held in your Plan account combined with any other shares of Common Stock that you may own of record. Shares credited to your account under the Plan on the record date for a vote of shareholders will be voted in accordance with your instructions. Plan shares for which voting instructions are not received will be voted by the persons named in the proxy card as your proxy in the same manner as a majority of the Plan shares are voted by Plan participants on the matter.

LIMITATIONS ON LIABILITY

             Neither the Company nor the Plan Administrator shall be liable for any act done in good faith or for any omission to act, including, without limitation, any claims of liability (a) with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that you might have under the Securities Act of 1933 or other applicable federal securities laws), or (b) for any fluctuation in the market value before or after purchase or sale of shares, or (c) for continuation of your account until receipt by the Plan Administrator of written notice of termination or written evidence of your death.

CHANGES TO THE PLAN

             The Company reserves the right to amend, modify, suspend or terminate the Plan, or any provision thereof, but such action shall have no retroactive effect that would prejudice the interest of participants.

GOVERNING LAW

             The terms and conditions of the Plan and its operation are governed by the laws of the State of Texas.

                                 USE OF PROCEEDS

             It is the Company's present intention that all purchases of Common Stock made pursuant to the Plan will be in open market transactions and no proceeds are expected to flow to the Company as a result of the offering. The principal purpose for the Plan is to provide investors a convenient method for purchasing shares of Common Stock and to provide shareholders with a convenient method of investing cash dividends in additional shares of Common Stock.

                                  LEGAL MATTERS

             Certain legal matters related to the Common Stock offered hereby will be passed upon for the Company by M. C. Hill, Esq., Vice President, Corporate Secretary and General Counsel for the Company. Mr. Hill owns shares of Common Stock of the Company.

                                     EXPERTS

             The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Tandy Corporation since the date thereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.


                              TABLE OF CONTENTS

                                  PROSPECTUS


Available Information............................  2
Tandy Shares Plan
     Advantages and Features.....................  4
     Plan Administration.........................  5
     Plan Enrollment.............................  5
     Optional Cash Investments...................  7
     Refunds.....................................  7
     Methods of Investment.......................  7
     Dividend Reinvestment Options...............  8
     Purchase of Shares..........................  8
     Stock Certificates..........................  9
     Plan Safekeeping Option.....................  10
     Gifting Plan Shares to Others...............  10
     Sale of Shares..............................  11
     Transfer of Shares..........................  11
     Changing Your Plan Options..................  12
     Termination of Plan Participation...........  12
     Summary of Plan Options and Fees............  13
     Tax Consequences............................  15
     Stock Splits, Etc...........................  15
     Voting Rights...............................  16
     Limitations on Liability....................  16
     Changes to the Plan.........................  16
     Governing Law...............................  16











                                TANDY CORPORATION



                                TANDY SHARES PLAN




                                   PROSPECTUS





                                JANUARY 12, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses of the offering are estimated as follows:



                                                    Expenses                                              Amount*
                                                    --------                                              -------
           Securities and Exchange Commission registration fee.....................................    $   33,488.40
           Legal fees..............................................................................         3,000.00
           Printing and engraving expenses.........................................................        13,000.00
           Accountants' fees.......................................................................        10,000.00
           Blue sky and legal investment fees and expenses.........................................           500.00
           Miscellaneous expenses..................................................................           500.00
                                                                                                       --------------

                Total..............................................................................    $   60,488.40
                                                                                                       ==============

----------
*The first item is actual; the others are estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The General Corporation Law of the State of Delaware contains, in
         Section 145, provisions relating to the indemnification of officers and directors. Article 14 of the bylaws of the Company contains provisions requiring indemnification by the Company of its directors and officers to the full extent permitted by law. These provisions extend to expenses reasonably incurred by the director or officer in defense or settlement of any such action or proceeding.

              The board of directors of the Company has general authority to indemnify any officer or director against losses arising out of his or her service as such, unless prohibited by law. The Company carries insurance to cover potential costs of the foregoing indemnification of the Company's officers and directors.

ITEM 16. EXHIBITS

Exhibit
Number                            Description of Exhibit
------                            ----------------------

 5.1     Legal opinion of Mark C. Hill, Esq.
23.1     Consent of Price Waterhouse LLP, independent accounts.
23.2     Consent of Mark C. Hill, Esq. (included in opinion filed as Exhibit 5).
24.1     Power of Attorney (included on the signature page filed herewith).

ITEM 17.          UNDERTAKINGS.

                  (a)      The Company hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to the Registration Statement:

                                    (i)  To  include  any  prospectus  required
by Section 10 (a) (3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Securities exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) For purposes of determining any liability under
the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (3) For the purpose of determining any liability
under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (4) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (5) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on the 12 day of January, 1998.

                                          Tandy Corporation


                                          By:/s/ JOHN V. ROACH
                                             --------------------------
                                             John V. Roach,
                                             Chairman of the Board,
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of Tandy Corporation, a Delaware Corporation, do hereby constitute and appoint John V. Roach and Dwain
H. Hughes, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 12 day of January, 1998.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12 day of January, 1998.

     SIGNATURE                                       TITLE
     ---------                                       -----


/s/ JOHN V. ROACH
--------------------------              Chairman of the Board,
John V. Roach                           Chief Executive Officer and Director
                                        (Principal Executive Officer)


/s/ DWAIN H. HUGHES
--------------------------              Senior Vice president and
Dwain H. Hughes                         Chief Financial Officer
                                        (Principal Financial Officer)


/s/ RICHARD L. RAMSEY
--------------------------              Vice President and
Richard L. Ramsey                       Controller (Principal
                                        Accounting Officer)


/s/ JAMES I. CASH, JR.
--------------------------              Director
James I. Cash, Jr.


/s/ RONALD E. ELMQUIST
--------------------------              Director
Ronald E. Elmquist

/s/ LEWIS F. KORNFELD, JR.
--------------------------              Director
Lewis F. Kornfeld, Jr.


/s/ JACK L. MESSMAN
--------------------------              Director
Jack L. Messman


/s/ WILLIAM G. MORTON, JR.
--------------------------              Director
William G. Morton, Jr.


/s/ THOMAS G. PLASKETT
--------------------------              Director
Thomas G. Plaskett


/s/ LEONARD H. ROBERTS
--------------------------              Director
Leonard H. Roberts


/s/ ALFRED J. STEIN
--------------------------              Director
Alfred J. Stein


/s/ WILLIAM E. TUCKER
--------------------------              Director
William E. Tucker


/s/ JOHN A. WILSON
--------------------------              Director
John A. Wilson

                                  EXHIBIT INDEX



Exhibit
Number                              Description of Exhibit
------                              ----------------------


 5.1                       Legal opinion of Mark C. Hill, Esq.

23.1                       Consent of Price Waterhouse LLP, independent accountants.

23.2                       Consent of  Mark C. Hill, Esq. (included in opinion filed as Exhibit 5).

24.1                       Power of Attorney (included on the signature page filed herewith).